UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

CTM Media Holdings, Inc. (the “Registrant”) has announced its intent to terminate its registration under the Securities Exchange of 1934, as amended (the “Exchange Act”), thus terminating its filing of periodic reports with the Securities and Exchange Commission (the “SEC”).  The Registrant’s Class A Common Stock and Class B Common Stock are currently registered under 12(g) of the Exchange Act.  Due to the current number of registered holders of such classes of stock, the Registrant is exempt from the requirement to be so registered and file periodic reports.  Since the spin-off of the Registrant’s capital stock by IDT Corporation to its stockholders in September 2009 (the “Spin-off”), the Registrant has maintained its registration under the Exchange Act and voluntarily complied with such reporting requirements. The Class A Common Stock and Class B Common Stock currently trade on the OTC Pink Sheets QB tier under the symbols “CTMMA” and “CTMMB”, respectively. The Registrant’s Board of Directors has determined that it is in the best interest of the Registrant and its stockholders to terminate its Exchange Act registration and cease its voluntary  compliance with the Exchange Act reporting requirements following filing of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.  Such de-registration will be effected by the filing of a Form 15 with the SEC.  Following such de-registration, the Registrant expects that its Class A Common Stock and Class B Common Stock will continue to trade on the OTC Pink Sheets, but on the Pink tier. The Registrant expects to continue to make information public by making filings publicly available through the OTC Disclosure & News Service pursuant to OTC Markets Group Guidelines for Providing Adequate Current Information.

The Registrant’s Board of Directors also approved a one-for-twenty reverse split of the Registrant’s Class A common stock, Class B common stock and Class C common stock (the “Reverse Split”) and will recommend approval of the Reverse Split by the Registrant’s stockholders. The Board of Directors authorized the Reverse Split with the primary intent of reducing the inefficiencies and costs associated with having stockholders who hold under twenty (20) shares of the Registrant’s capital stock. The Spin-off resulted in many stockholders holding less than twenty (20) shares of stock. There are inefficiencies and costs associated with these small stockholders, including those related to mailings and dividend payments. Stockholders who otherwise would hold fractional shares because the number of shares of capital stock they held before the Reverse Split would not be evenly divisible based upon the one-for-twenty split ratio will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. By effecting the Reverse Split and paying holders cash in lieu of issuing any resulting fractional shares, the Registrant will eliminate a significant portion of such inefficiencies and costs. In addition, the Reverse Split is anticipated to result in a higher per share market price for the common stock.

The Reverse Split is not necessary to effect the de-registration, and the de-registration is not contingent on approval of the Reverse Split.

Stockholders controlled by the Chairman of the Board of the Registrant, Howard Jonas, have indicated their intent to approve the Reverse Split, which will provide the necessary approval of the Registrant’s stockholders.

In early November, the Registrant expects to mail information statements regarding the Reverse Split to all stockholders as of the record date (October 19) and intends for the Reverse Split to be effective at the end of November.

The Registrant intends to continue paying quarterly dividends, which will be adjusted appropriately as a result of the Reverse Split.  The   payment of future quarterly dividends, however, is subject to confirmation by the Registrant’s management that there is sufficient surplus as of the proposed future payment dates and the Registrant’s results of operations, financial condition and other circumstances existing at the relevant times.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will," “intend” or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by CTM Media Holdings, Inc. with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. CTM Media Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: October 17, 2011